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Exhibit 1

Customer Agreement by and between PGLP and Bear, Stearns Securities Corp. dated as of December 21, 1994.

                                                  BEAR, STEARNS SECURITIES CORP.
     BEAR STEARNS                                     ONE METROTECH CENTER NORTH
                                                   BROOKLYN, NEW YORK 11201-3859
                                                                  (212) 272-1000


                                  CUSTOMER AGREEMENT

PLEASE READ CAREFULLY, SIGN AND RETURN

          This agreement ("Agreement") sets forth the terms and conditions under which Bear, Stearns Securities Corp., Bear, Stearns & Co. Inc., and their successors and assigns (collectively "Bear Stearns") will transact business with you including but not limited to the maintenance of your account(s). If these accounts are cash accounts and you have fully paid for all securities therein, the provisions of paragraphs 16 and 17 shall not bind you unless you enter into a margin transaction.

          1. APPLICABLE LAW AND REGULATIONS. All transactions shall be subject to all applicable law and the rules and regulations of all federal, state and self-regulatory agencies, including, but not limited to, the Board of Governors of the Federal Reserve System and the constitution, rules and customs of the exchange or market (and clearing house) where executed.

          2. SECURITY INTEREST AND LIEN. As security for the payment of all of your obligations and liabilities to Bear Stearns, Bear Stearns shall have a continuing security interest in all property in which you have an interest held by or through Bear Stearns or its affiliates, including, but not limited to, securities, commodity futures contracts, commercial paper, monies and any after-acquired property. In addition, in order to satisfy any such outstanding liabilities or obligations, Bear Stearns may, at any time and without prior notice to you, use, apply or transfer any such securities or property interchangeably. In the event of a breach or default under this Agreement Bear Stearns shall have all rights and remedies available to a secured creditor under any applicable law in addition to the rights and remedies provided herein.

          3. DEPOSITS ON TRANSACTIONS. Whenever Bear Stearns, in its sole discretion, considers it necessary for its protection, it may require you to deposit cash or collateral immediately in your account(s) prior to any applicable settlement date in order to assure due performance of your open contractual commitments.

          4. BREACH, BANKRUPTCY OR DEFAULT. Any breach of this Agreement or the filing of a petition or other proceeding in bankruptcy, insolvency, or for the appointment of a receiver by or against you, the levy of an attachment against your account(s) with Bear Stearns, or your death, mental incompetence or dissolution, or any other grounds for insecurity, as determined by Bear Stearns, in its sole discretion, shall continue, at Bear Stearns' election, a default by you under all agreements Bear Stearns may then have with you, whether heretofore or hereafter entered

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into.  In the event of default, Bear Stearns reserves the right to sell, without prior notice to you, any and all property in which you have an interest held by or through Bear Stearns or any of its affiliates, to buy any or all property which may have been sold short to cancel any or all outstanding transactions and/or to purchase or sell any other securities or property to offset market risk, and to offset any indebtedness you may have (either individually or jointly with others), after which you shall be liable to Bear Stearns for any remaining deficiency, loss, cost or expenses sustained by Bear Stearns for any remaining deficiency, loss, costs or expenses sustained by Bear Stearns in connection therewith. Such purchases and/or sales may be effected publicly or privately without notice or advertisement in such manner as Bear Stearns may in its sole discretion determine. At any such sale or purchase, Bear Stearns may purchase or sell the property free of any right of redemption. In addition, Bear Stearns shall have the right to set off and apply any amount owing from Bear Stearns or any of its affiliates to you against any indebtedness in your accounts, whether matured or unmatured.

          5. FEES AND CHARGES. You understand that Bear Stearns may charge commissions and other fees for execution, custody or any other service furnished to you and you agree to pay such commissions and fees at Bear Stearns then prevailing rates. You understand further that such commissions and fees may be changed from time to time, upon thirty days' prior written notice to you, and you agree to be bound thereby.

          6. TRANSACTION REPORTS AND ACCOUNT STATEMENTS. Reports of the execution of orders and statements of your account(s) shall be conclusive if not objected to in writing within five days in the case of reports of execution, and ten days in the case of account statements, after such documents have been transmitted to you by mail or otherwise.

          7. DEBIT BALANCES/TRUTH-IN-LENDING. You hereby acknowledge receipt of Bear Stearns' Truth-in-Lending disclosure statement. You understand that interest will be charged on any debit balances in your account(s), in accordance with the methods described in such statement or in any amendment or revision thereto which may be provided to you. Any debit balance which is not paid at the close of an interest period will be added to the opening balance for the next interest period.

          8. CLEARANCE ACCOUNTS. Bear, Stearns Securities Corp. carries your account(s) as clearing agent for your broker. Unless Bear, Stearns Securities Corp. receives from you prior written notice to the contrary, Bear, Stearns Securities Corp. may accept from such other broker, without any inquiry or investigation: (a) orders for the purchase or sale of securities and other property in your account(s) on margin or otherwise and (b) any other instructions concerning your account(s) or the property therein. You understand and agree that Bear Stearns shall have no responsibility or liability to you for any acts or omissions of such broker, its officers, employees or agents. You agree that your broker and its employees are third-party beneficiaries of this Agreement, and that the terms and conditions hereof, including the arbitration provision, shall be applicable to all matters between or among any of you, your broker and its employees, and Bear, Stearns and its employees.

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          9.   COST OF COLLECTION.  You hereby authorize Bear Stearns to
charge you for any reasonable direct or indirect costs of collection, including but not limited to, attorneys' fees, court costs and other expenses.

          10. IMPARTIAL LOTTERY ALLOCATION. You agree that, in the event Bear Stearns holds on your behalf bonds or preferred stocks in street name or bearer form which are callable in part, you will participate in the impartial lottery allocation system of the called securities in accordance with the rules of the New York Stock Exchange, Inc., or any other appropriate self-regulatory organization. When any such call is favorable, no allocation will be made to any account(s) in which Bear Stearns has actual knowledge that its officers, directors or employees have any financial interest until all other customers are satisfied on an impartial lottery basis.

          11. WAIVER, ASSIGNMENT AND NOTICES. Neither Bear Stearns' failure to insist at any time upon strict compliance with the Agreement or with any of the terms hereof nor any continued course of such conduct on its part shall constitute or be considered a waiver by Bear Stearns of any of its rights or privileges hereunder. Any assignment of your rights and obligations hereunder or interest in any property held by or through Bear Stearns without obtaining the prior written consent of an authorized representative of Bear Stearns shall be null and void. Notices or other communications, including margin calls, delivered or mailed to the address provided by you, shall, until Bear Stearns has received notice in writing of a different address, be deemed to have been personally delivered to you.

          12. FREE CREDIT BALANCES. You hereby direct Bear Stearns to use any free credit balance awaiting investment or reinvestment in your account(s) in accordance with all applicable rules and regulations and to pay interest thereon at such rate or rates and under such conditions as are established from time to time by Bear Stearns for such account(s) and for the amounts of cash so used.

          13. RESTRICTIONS ON ACCOUNTS. You understand that Bear Stearns, in its sole discretion, may restrict or prohibit trading of securities or other property in your account(s).

          14. CREDIT INFORMATION AND INVESTIGATION. You authorize Bear Stearns and your broker in their discretion, to make and obtain reports concerning your credit standing and business conduct. You may make a written request within a reasonable period of time for description of the nature and scope of the reports made or obtained by Bear Stearns.

          15. SHORT AND LONG SALES. In placing any sell order to a short account, you will designate the order as such and hereby authorize Bear Stearns to mark the order as being "short". In placing any sell order for a long account, you will designate the order as such and hereby authorize Bear Stearns to mark the order as being "long". The designation of a sell order as being for a long account shall constitute a representation that you own the security with respect to which the order has been placed, that such security may be sold without restriction in the open market and that, if Bear Stearns does not have the security in its possession at the time you placed the order, you shall deliver the security by settlement date in good deliverable form or pay to Bear Stearns any losses or expenses incurred as a result of your failure to make delivery.

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          16.  MARGIN ACCOUNTS.  You hereby agree to deposit and maintain such margin in your margin account(s) as Bear Stearns may in its sole discretion require, and you agree to pay forthwith on demand any debt balance owing with respect to any of your margin account(s). Upon your failure to pay, or at any time Bear Stearns, in its discretion, deems necessary for its protection, whether with or without prior demand, call or notice, Bear Stearns shall be entitled to exercise all rights and remedies provided in paragraphs 2 and 4 above. No demand, calls, tenders or notices that Bear Stearns may have made or given in the past in any one or more instances shall invalidate your waiver of the requirement to make or give the sum in the future. Unless you advise Bear Stearns to the contrary, you represent that you are not an affiliate (as defined in Rule 144(a)(1) under the Securities Act of 1933) of the issuer of any security held in your account(s).

          17. CONSENT TO LOAN OR PLEDGE OF SECURITIES. Within the limits of applicable law and regulations, you hereby authorize Bear Stearns to lend either to itself or to others any securities held by Bear Stearns in your account(s), together with all attendant rights of ownership and to use all such property as collateral for its general loans. Any such property, together with all attendant rights of ownership, may be pledged, repledged, hypothecated or rehypothecated either separately or in common with other such property for any amounts due to Bear Stearns thereon for a greater sum, and Bear Stearns shall have no obligation to retain a like amount of similar property in its possession and control.

          18. LEGALLY BINDING. You hereby agree that this Agreement and all the terms hereof shall be binding upon you and your estate, heirs, executors, administrators, personal representatives, successors and assigns. You agree that all purchases and sales shall be for your account(s) in accordance with your oral or written instructions. You hereby waive any and all defenses that any such instruction was not in writing as may be required by the Statute of Frauds or any other similar law, rule or regulation.

          19. AMENDMENT; ENTIRE AGREEMENT. You agree that Bear Stearns may modify the terms of this Agreement at any time upon prior written notice. By continuing to accept services from Bear Stearns, you will have indicated your acceptance of any such modifications. If you do not accept such modifications, you must notify Bear Stearns in writing; your account may then be terminated by Bear Stearns, after which you will remain liable to Bear Stearns for all remaining liabilities or obligations. Otherwise, this Agreement may not be waived or modified absent a written instrument signed by an authorized representative of Bear Stearns. Except as set forth above, this Agreement represents the entire agreement and understanding between you and Bear Stearns concerning the subject matter hereof.

          20. NEW YORK LAW TO GOVERN. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES DETERMINED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          21.  ARBITRATION.

          -    ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

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          -    THE PARTIES  ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN
COURT, INCLUDING THE RIGHT TO JURY TRIAL.

          - PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

          - THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

          - THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

          - NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

(i)       THE CLASS CERTIFICATION IS DENIED;
(ii)      THE CLASS IS DECERTIFIED; OR
(iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

          YOU AGREE, AND BY MAINTAINING AN ACCOUNT FOR YOU BEAR STEARNS AGREES, THAT CONTROVERSIES ARISING BETWEEN YOU AND BEAR STEARNS, ITS CONTROL PERSONS, PREDECESSORS, SUBSIDIARIES AND AFFILIATES AND ALL RESPECTIVE SUCCESSORS, ASSIGNS AND EMPLOYEES, WHETHER ARISING PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD AT THE FACILITIES AND BEFORE AN ARBITRATION PANEL APPOINTED BY THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (AND ONLY BEFORE SUCH EXCHANGES OR ASSOCIATION). YOU MAY ELECT ONE OF THE FOREGOING FORUMS FOR ARBITRATION, BUT IF YOU FAIL TO MAKE SUCH ELECTION BY REGISTERED MAIL OR TELEGRAM ADDRESSED TO BEAR, STEARNS SECURITIES CORP. 245 PARK AVENUE, NEW YORK, NEW YORK 10167, ATTENTION: CHIEF LEGAL OFFICER (OR ANY OTHER ADDRESS OF WHICH YOU ARE ADVISED IN WRITING), BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM BEAR STEARNS TO MAKE SUCH ELECTION, THEN BEAR STEARNS MAY MAKE SUCH ELECTION. FOR ANY ARBITRATION SOLELY BETWEEN YOU AND A BROKER FOR

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WHICH BEAR STEARNS ACTS AS CLEARING AGENT, SUCH ELECTION SHALL BE MADE BY
REGISTERED MAIL TO SUCH BROKER AT ITS PRINCIPAL PLACE OF BUSINESS. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

          22. SEVERABILITY. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

          23. CAPACITY TO CONTRACT; CUSTOMER AFFILIATION. You represent that you are of legal age and that, unless you have notified Bear Stearns to the contrary, neither you nor any member of your immediate family is an employee of any exchange or member thereof, the National Association of Securities Dealers, Inc. or a member thereof, or of any corporation, firm or individual engaged in the business of dealing, as broker or principal, in securities, options or futures, or of any bank, trust company or insurance company.

          24. EXTRAORDINARY EVENTS. Bear Stearns shall not be liable for losses caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond its control.

          25. HEADINGS. The headings of the provisions hereof are for descriptive purposes only and shall not modify or qualify any of the rights or obligations set forth in such provisions.

          26. TELEPHONE CONVERSATIONS. For the protection of both you and Bear Stearns, and as a tool to correct misunderstandings, you hereby authorize Bear Stearns at Bear Stearns' discretion and without prior notice to you, to monitor and/or record any or all telephone conversations between you, Bear Stearns and any of Bear Stearns' employees or agents.

If this is a Joint Account, both parties must sign. Persons signing on behalf of others should indicate the titles or capacities in which they are signing.

BY SIGNING THIS AGREEMENT YOU ACKNOWLEDGE THAT:
     1. THE SECURITIES IN YOUR MARGIN ACCOUNT(S) AND ANY SECURITIES FOR WHICH YOU HAVE NOT FULLY PAID, TOGETHER WITH ALL ATTENDANT OWNERSHIP RIGHTS, MAY BE LOANED TO BEAR STEARNS OR LOANED OUT TO OTHERS; AND
     2.   YOU HAVE RECEIVED A COPY OF THIS AGREEMENT.
THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH 21. THIS AGREEMENT DATED AS OF DECEMBER 21, 1994.

Prime Group Limited Partnership                77 West Wacker Drive, Suite 3900
 /s/ Michael W. Reschke                        Chicago, Illinois, 60601 Attn. Robert J. Rudnik
 Michael W. Reschke, Managing General Partner  Acct. No.

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(Typed or Printed Name)


X_______________________________               Date: December 21, 1994

 _______________________________
   (Signature)

Accepted By: __________________________        Date: __________________________________
            (Bear, Stearns Securities Corp.)

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